Exhibit 99.1

News Release

	For:	Whitehall Jewellers, Inc.
	Contact:	John R. Desjardins
Executive Vice President,
Chief Financial Officer
FOR IMMEDIATE RELEASE		312/762-9751
WHITEHALL JEWELLERS REPORTS 2005 HOLIDAY SEASON SALES OF $111.0 MILLION VS.
$110.8 MILLION LAST YEAR

Chicago, Illinois, January 5, 2006 — Whitehall Jewellers, Inc. (OTC: JWLR.PK; the “Company”) today announced sales for November and December 2005 increased to $111.0 million, compared to $110.8 million for the same period in 2004. Comparable store sales declined 0.3% for the two-month period, versus a 9.0% decrease for November and December 2004.
During the November/December period the Company ran store closing/ inventory liquidation sales in the 77 stores it plans to close. Sales in those stores increased to $15.2 million compared to $13.8 million last year. Two of the 77 stores have been closed and the balance of the stores are expected to close before the end of the first quarter. Comparable store sales in ongoing stores for the November/December period decreased 1.8% compared to a decrease of 8.4% last year.
Year-to-date sales through December 31, 2005 decreased 3.2% to $309.3 million, versus $319.5 million for the eleven-month period last year. Comparable store sales for the eleven-month period ended December 31, 2005 decreased 4.1% compared to a 3.6% decrease for the eleven-month period ended December 31, 2004.
Robert Baumgardner, Chief Executive Officer commented, “After all of the distractions of this past year, I am gratified that holiday sales strengthened at the end of the season and that the Company exceeded recent sales trends. We look forward to focusing management’s full attention to improving our business with new initiatives intended to increase sales and profits.”
About Whitehall Jewellers
Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 387 stores in 38 states. The Company has announced that it intends to close a number of stores in the near term. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

Additional Information
In connection with the Company’s solicitation of proxies with respect to the meeting of shareholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, the Company will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of the Company, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders, because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Investor Relations, Telephone: 312/732-6800 or from the Company’s website, www.whitehalljewellers.com.
The Company and certain of its directors, director nominees, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the actions described above. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock as of June 1, 2005 is also set forth the Schedule 14A filed by the Company on June 8, 2005.
Safe Harbor Statement
This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “opinion” and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) our ability to execute our business strategy and our continued net losses and declines in comparable store sales; (2) our ability to manage our liquidity and to obtain adequate financing on acceptable terms and the effect on us if an event of default were to occur under any of the Company’s financing arrangements; (3) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (4) reduced levels of mall traffic caused by economic or other factors; (5) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company’s sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel and disruptions caused by the loss of key personnel; (9) the availability, terms and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on acceptable payment, delivery and other terms; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase financing costs; (13) developments relating to the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement with Prentice Capital and Holtzman Opportunity Fund, including the impact of any adverse developments with respect to such agreements, that may require the Company to seek new financing, for which there can be no assurance of availability on acceptable terms or at all; (14) the lease termination and other expenses that we will incur in connection with closing stores and the revenues we achieve in the liquidation of their inventory and associated inventory valuation allowances taken; (15) our ability to maintain adequate loss prevention measures, especially in connection with stores expected to be closed; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company’s future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resulting valuation allowances taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney’s Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.